Exhibit 99.2

NEWS RELEASE

Parsley Energy, LLC Announces $200 Million Private Placement of

Additional 6.250% Senior Unsecured Notes due 2024

AUSTIN, Texas, August 15, 2016— Parsley Energy, LLC (“Parsley”), a subsidiary of Parsley Energy, Inc. (NYSE: PE) (“Parsley Inc.”), and Parsley’s wholly owned subsidiary, Parsley Finance Corp., announced today that, subject to market conditions, they intend to offer an additional $200.0 million in aggregate principal amount of their 6.250% senior unsecured notes due 2024 (the “New 2024 Notes”) to eligible purchasers (the “Notes Offering”).

On May 27, 2016, Parsley and Parsley Finance Corp. completed an offering of $200.0 million of their 6.250% senior notes due 2024 (the “Initial 2024 Notes” and, together with the New 2024 Notes, the “2024 Notes”). The New 2024 Notes will have identical terms, other than the issue date, as the Initial 2024 Notes, and the New 2024 Notes and the Initial 2024 Notes will be treated as a single class of securities under the indenture governing the 2024 Notes.

Concurrently with the Notes Offering, Parsley Inc. is offering 7,000,000 shares of its Class A common stock (or 8,050,000 shares if the option to purchase additional shares is exercised in full) in an underwritten public offering (the “Concurrent Equity Offering”). The shares of Class A common stock are being offered in the Concurrent Equity Offering by means of a separate prospectus supplement. The Notes Offering is not conditioned on the consummation of the Concurrent Equity Offering, and the Concurrent Equity Offering is not conditioned on the Notes Offering.

Together with the net proceeds from the Concurrent Equity Offering, Parsley intends to use the net proceeds from the Notes Offering to fund the aggregate purchase price for the acquisition of oil and gas interests in Glasscock County, Texas (the “Acquisition”), and any remaining net proceeds will be used to fund a portion of Parsley’s capital program and for general corporate purposes, including potential future acquisitions. The Notes Offering is not conditioned on the consummation of the Acquisition.

The securities to be offered in the Notes Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Parsley plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Parsley Inc.’s filings with the SEC, including, but not limited to, Parsley Inc.’s Annual Report on Form 10-K for the

year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in Parsley Inc.’s SEC filings could cause actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, LLC

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, LLC